Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY REPORTS THIRD QUARTER 2021 RESULTS

AND PROVIDES STRATEGIC UPDATE

HOUSTON, TX., November 9, 2021 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the third quarter 2021 ended September 30, 2021.

THIRD QUARTER 2021 RESULTS

(As compared to the third quarter 2020)

▪	Net income of $10.6 million, an increase of $12.6 million

▪	Adjusted EBITDA of $1.5 million, an increase of $2.0 million

▪	Completed $155.0 million offering of 6.25% convertible senior notes in November 2021 due 2027

▪	Intend to complete Mobile refinery acquisition during the first quarter of 2022

▪	Raising base case revenue and gross profit forecast on Mobile refinery for the full-year 2022 and 2023

For the three months ended September 30, 2021, the Company reported net income of $10.6 million, versus a net loss of $2.0 million in the third quarter 2020. The Company reported Adjusted EBITDA of $1.5 million in the third quarter 2021, versus ($0.5) million in the prior-year period. A schedule reconciling the Company’s GAAP and non-GAAP financial results, including Free Cash Flow, EBITDA and Adjusted EBITDA, is included later in this release (see also “Non-GAAP Financial Measures”, below).

Third quarter results benefited from a combination of improved refined product margins and used motor oil collections growth, which offset a 14-day, weather-related outage at the Marrero refinery in September and a temporary hydrogen shortage at the Heartland refinery due to a force majeure event. Currently, both the Marrero and Heartland refineries are fully operational. Fourth quarter to-date, refined product margins are at or above third quarter levels.

MOBILE REFINERY ACQUISITION UPDATE

As previously disclosed, Vertex has entered into a definitive agreement to acquire a refinery (the "Mobile Refinery") located in Mobile, Alabama from Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP ("Shell"), subsidiaries of Royal Dutch Shell plc, for $75 million.

In conjunction with the planned financing of a portion of the funds for this transaction, Vertex completed a $155.0 million offering of 6.25% convertible senior notes due 2027 on November 1, 2021. Vertex expects to use the net cash proceeds from this transaction, together with a planned $125.0 secured term loan and a planned $125.0 million secured working capital facility, to complete its financing of the Mobile refinery acquisition and related capital projects. Vertex expects to close both the term loan and working capital facility in conjunction with the closing of the Mobile refinery acquisition, which is expected to close in the first quarter 2022, subject to various closing conditions. In the interim, Vertex is proceeding with initial design, engineering and procurement activities related to capital projects at the refinery, while continuing to collaborate with its planned feedstock supply and product offtake partners in advance of the ownership transition.

Net cash proceeds from the notes offering, term loan and working capital facility are expected to fully fund the acquisition of the Mobile refinery, the purchase of feedstock and product inventories, together with capital required to support initial development of its planned renewable diesel conversion project.

Today, the Company updated its base case financial forecast on the Mobile refinery for the full-year 2022 and 2023. All guidance is current as of the time provided and is subject to change:

Full-Year 2022 (Estimate)
	Revenue ($Bil)	Gross Profit ($MM)	Capital Expenditures ($MM)
Prior Forecast	$2.2 to $2.4 billion	$200-$220 million	$75 million
Current Forecast	$2.4-$2.5 billion	$230-$240 million	$110-$120 million

Full-Year 2023 (Estimate)
	Revenue ($Bil)	Gross Profit ($MM)	Capital Expenditures ($MM)
Prior Forecast	$3.0 billion	$400-$420 million	$30 million
Current Forecast	$3.4-$3.5 billion	$460-$470 million	$25-$35 million

The increase in estimated 2022 and 2023 revenue and gross profit is related to expectations for improved conventional refining economics, offset by lower economics on renewable diesel production. The increase in estimated total capital expenditures in 2022 is due to a shift of capital spending initially planned for 2021 into 2022 to coincide with the planned closing of the Mobile refinery acquisition in the first quarter 2022. All estimates assume the completion of the acquisition on previously disclosed terms during the first quarter 2022.

USED MOTOR OIL COLLECTION & RECYCLING ASSETS DIVESTITURE UPDATE

On September 28, 2021, Vertex shareholders approved the proposed sale of its portfolio of used motor oil collection and recycling assets to Safety-Kleen Systems, Inc. ("Safety-Kleen"), a subsidiary of Clean Harbors, Inc. ("Clean Harbors") for total cash consideration of $140 million, subject to working capital and other adjustments, and subject to certain closing conditions, including regulatory approvals. After the payment of transaction-related fees and financial obligations, total net cash proceeds from the transaction to Vertex are expected to be approximately $90 to $100 million.

During November 2021, Vertex intends to respond to a previously disclosed second request for additional information and documentary materials from the U.S. Federal Trade Commission ("FTC") in conjunction with its proposed asset sale to Safety-Kleen. Vertex and Safety-Kleen currently expect the transaction to close during the first half of 2022, subject to regulatory clearance.

MANAGEMENT COMMENTARY

“In recent months, we successfully completed a major recapitalization of our balance sheet, one that we believe positions Vertex to fully fund the planned acquisition of the Mobile refinery, while continuing to pursue high-return energy transition opportunities that leverage our expertise within the specialty refining and renewable fuels markets,” stated Benjamin P. Cowart, President and CEO of Vertex, who continued, “With the recent sale of our convertible notes in November, we’ve secured access to long-term capital at an attractive fixed rate, and increased our exposure to new institutional investors, while mitigating near-term dilution risk for existing shareholders. We look forward to closing on the Mobile transaction during the first quarter 2022.”

“We continued to execute on-plan during the third quarter, as elevated product margins and improved growth in used motor oil collections contributed to strong profitability,” continued Cowart, “Importantly, we achieved these strong operating results despite a 14-day weather-related outage at our Marrero refinery in September and a temporary hydrogen supply shortage at our Heartland refinery in Ohio.”

“During November, we intend to respond to the FTC’s request for additional information in conjunction with the planned divestiture of our UMO and recycling operations to Safety-Kleen,” continued Cowart, “At this time, we anticipate the transaction should close during the first half of 2022, subject to regulatory approval. At closing, we expect this asset divestiture will generate approximately $90 to $100 million in net cash proceeds that will be used to further enhance our liquidity profile, execute on our feedstock pre-treatment unit and further the development of renewable refining technology at the Mobile Refinery.”

“Our team continues to demonstrate a consistent track record of execution and value creation within our legacy operations,” continued Cowart, “Operationally, we’ve nurtured a culture of safety and reliability throughout our refining system. Looking ahead, we’ve made significant progress to ensure that, upon the closing of the Mobile acquisition, we will have the people, systems and processes in place to support a seamless transition of commercial operations. Our balance sheet is stronger than it has ever been, bolstered by recent cash proceeds from the convertible offering, together with expectations for additional availability under a planned term loan and working capital facility, all of which are expected to support our plans for growth.”

BALANCE SHEET

On November 1, 2021, Vertex sold $155.0 million of 6.25% convertible senior notes due in 2027. The sale of the notes resulted in approximately $133.9 million in net proceeds to Vertex, after deducting placement agent fees and estimated offering expenses payable by Vertex.

As of September 30, 2021, the Company had total cash and availability on its lending facility of $12.1 million and $2.9 million, respectively.  Total cash and availability as of September 30, 2021 included $7.2 million of total cash limited to use by the two special purpose vehicles (SPVs). Vertex had total term or senior secured debt outstanding of $10.8 million as of September 30, 2021. Following the completion of the convertible offering in November 2021, the Company paid-off its outstanding term loan balance, which resulted in the termination of its prior lending facilities.

CONFERENCE CALL AND WEBCAST

A conference call will be held today at 9:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. To participate in the live teleconference:

To participate in the live teleconference:

Domestic Live:       888-506-0062

To listen to a replay of the teleconference, which will be available through November 16, 2021:

Domestic Replay:   877-481-4010

Conference ID:      43075

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-quality refined products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ Base Oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements.

The Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s ability to obtain shareholder approval for the conversion of the recently sold convertible notes, certain mandatory redemption provisions thereof, the conversion rights associated therewith, dilution caused by such conversions, and the Company’s ability to repay amounts due under such senior notes; the ability of the parties to close the previously announced sale agreement with Safety-Kleen (the “sale agreement”) on the terms set forth in, and pursuant to the required timing set forth in, the sale agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of Safety-Kleen or the Company (collectively, the “Sale Agreement Parties”) to terminate the sale agreement and the potential break-fee payable in connection therewith; the effect of such termination, including breakup and other fees potentially payable in connection therewith; the outcome of any legal proceedings that may be instituted against Sale Agreement Parties or their respective directors or officers; the ability to obtain regulatory and other approvals and meet other closing conditions to the sale agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the sale agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or the expected benefits of the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the sale agreement; the ability of the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the Company following the closing of the sale agreement; the business, economic and political conditions in the markets in which Sale Agreement Parties operate; risks associated with the ability of Vertex to complete current plans for expansion and growth of the new operations and other conditions to the completion of the transaction; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with KMTEX and Bunker One (USA), Inc.; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive, including IMO 2020; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance the Company’s continued growth; risks associated with the Company’s ability to complete the proposed purchase transaction of the Mobile refinery, as previously disclosed on anticipated terms and timing, if at all, including obtaining regulatory approvals, unforeseen liabilities, future capital expenditures, the ability to recognize synergies, and the ability of Vertex to complete current plans for expansion and growth of the new operations and other conditions to the completion of pending transactions; the expected benefits, output, financial metrics and production of proposed transactions; Vertex’s ability to satisfy closing conditions associated with the previously disclosed Mobile refinery acquisition; the Company’s ability to raise sufficient capital to complete the Mobile refinery acquisition and planned capital projects and the terms of such funding; the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the Mobile refinery acquisition transaction on the terms disclosed, if at all, the right of one or both of Vertex or the counterparty to the Mobile refinery acquisition agreement to terminate the acquisition agreement and the result of such termination, including a termination fee of $10 million payable by Vertex under certain conditions; the outcome of any legal proceedings that may be instituted against any parties or their respective directors in connection with such planned Mobile Refinery acquisition transaction; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the Mobile refinery acquisition on a timely basis or at all, including the risk that regulatory approvals or other consents required for the acquisition are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect Vertex’s Mobile refinery acquisition or the expected benefits of the transaction; difficulties and delays in integrating the Mobile refinery; and the Company’s plans for financing the Mobile refinery acquisition and planned projects. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this earnings release we also present Free Cash Flow, EBITDA and Adjusted EBITDA. Free Cash Flow, EBITDA and Adjusted EBITDA are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures for continued and discontinued operations. EBITDA represents net income before interest, taxes, depreciation and amortization for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities for continued and discontinued operations. Free Cash Flow, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Free Cash Flow, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Free Cash Flow, EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. Free Cash Flow, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Free Cash Flow, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in this industry may calculate Free Cash Flow, EBITDA and Adjusted EBITDA differently than Vertex does, limiting its usefulness as a comparative measure. For example, adjusted Free Cash Flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Free Cash Flow, EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP, are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” included at the end of this release.

CONTACT

Investor Relations

720.778.2415

IR@vertexenergy.com

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$12,112,577	$10,895,044
Restricted cash	100,125	100,125
Accounts receivable, net	5,796,484	4,858,847
Inventory	2,402,126	1,458,288
Prepaid expenses and other current assets	5,062,889	1,942,137
Assets held for sale, current	87,670,167	10,530,947
Total current assets	113,144,368	29,785,388

Noncurrent assets
Fixed assets, at cost	16,508,660	15,495,562
Less accumulated depreciation	(1,926,886)	(1,573,025)
Fixed assets, net	14,581,774	13,922,537
Finance lease right-of-use assets	14,842	18,100
Operating lease right-of use assets	4,850,112	4,734,497
Intangible assets, net	385,798	466,546
Other assets	11,708,732	1,008,733
Assets held for sale, noncurrent	—	72,164,157
TOTAL ASSETS	$144,685,626	$122,099,958

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$5,673,876	$2,419,543
Accrued expenses	2,185,282	980,233
Dividends payable	—	606,550
Liabilities held for sale, current	38,765,716	14,342,808
Finance lease liability-current	346,322	122,702
Operating lease liability-current	872,694	783,747
Current portion of long-term debt, net of unamortized finance costs	14,398,267	4,367,169
Revolving note	—	133,446
Derivative commodity liability	155,929	94,214
Total current liabilities	62,398,086	23,850,412
Long-term liabilities
Long-term debt, net of unamortized finance costs	124,124	7,981,496
Finance lease liability-long-term	—	315,513
Operating lease liability-long-term	3,977,418	3,950,750
Liabilities held for sale, noncurrent	—	24,380,440
Derivative warrant liability	1,072,620	330,412
Total liabilities	67,572,248	60,809,023

COMMITMENTS AND CONTINGENCIES (Note 3)	—	—

TEMPORARY EQUITY
Series B Convertible Preferred Stock, $0.001 par value per share; 10,000,000 shares designated, 4,102,690 and 4,102,690 shares issued and 0 and 4,102,690 shares outstanding issued at September 30, 2021 and December 31, 2020, respectively with a liquidation preference of $— and $12,718,339 at September 30, 2021 and December 31, 2020, respectively.	—	12,718,339

Series B1 Convertible Preferred Stock, $0.001 par value per share; 17,000,000 shares designated, 7,399,649 and 7,399,649 shares issued and 0 and 7,399,649 shares outstanding at September 30, 2021 and December 31, 2020, respectively with a liquidation preference of $— and $11,543,452 at September 30, 2021 and December 31, 2020, respectively.	—	11,036,173

Redeemable non-controlling interest	39,771,408	31,611,674
Total temporary equity	39,771,408	55,366,186
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares designated, 385,601 and 419,859 shares issued and outstanding at September 30, 2021 and December 31, 2020, with a liquidation preference of $574,545 and $625,590 at September 30, 2021 and December 31, 2020.	386	420

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated, no shares issued or outstanding.	—	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 63,003,766 and 45,554,841 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	63,004	45,555
Additional paid-in capital	136,905,764	94,569,674
Accumulated deficit	(101,475,299)	(90,008,778)
Total Vertex Energy, Inc. stockholders' equity	35,493,855	4,606,871
Non-controlling interest	1,848,115	1,317,878
Total equity	37,341,970	5,924,749
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$144,685,626	$122,099,958

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$28,974,471	$16,249,312	$84,823,476	$30,460,606
Cost of revenues (exclusive of depreciation and amortization shown separately below)	28,061,498	15,324,914	79,319,678	28,598,874
Depreciation and amortization attributable to costs of revenues	126,795	115,562	358,905	327,672
Gross profit	786,178	808,836	5,144,893	1,534,060

Operating expenses:
Selling, general and administrative expenses	4,944,719	1,832,067	12,111,951	6,044,050
Depreciation and amortization attributable to operating expenses	26,916	28,002	80,748	48,118

Total operating expenses	4,971,635	1,860,069	12,192,699	6,092,168

Loss from operations	(4,185,457)	(1,051,233)	(7,047,806)	(4,558,108)

Other income (expense):
Other income	—	—	4,222,000	—
Loss on sale of assets	(3,351)	(136,434)	(1,927)	(124,090)
Gain (loss) on change in value of derivative warrant liability	11,907,413	256,587	(11,380,122)	1,844,369
Interest expense	(352,587)	(97,157)	(603,398)	(291,933)
Total other income (expense)	11,551,475	22,996	(7,763,447)	1,428,346
Income (loss) from continuing operations before income tax	7,366,018	(1,028,237)	(14,811,253)	(3,129,762)
Income tax benefit (expense)	—	—	—	—
Income (loss) from continuing operations	7,366,018	(1,028,237)	(14,811,253)	(3,129,762)
Income (loss) from discontinued operations, net of tax	3,278,498	(926,933)	12,464,445	(5,323,630)
Net income (loss)	10,644,516	(1,955,170)	(2,346,808)	(8,453,392)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(115,131)	136,334	510,618	155,322
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	2,400,141	343,881	7,183,268	35,449
Net income (loss) attributable to Vertex Energy, Inc.	8,359,506	(2,435,385)	(10,040,694)	(8,644,163)

Accretion of redeemable noncontrolling interest to redemption value from continued operations	(414,690)	(1,287,559)	(1,176,683)	(13,635,797)
Accretion of discount on Series B and B1 Preferred Stock	—	(29,157)	(507,282)	(1,500,395)
Dividends on Series B and B1 Preferred Stock	—	(591,777)	258,138	(1,296,493)

Net income (loss) available to shareholders from continuing operations	7,066,459	(3,073,064)	(16,747,698)	(19,717,769)
Net income (loss) available to shareholders from discontinued operations, net of tax	878,357	(1,270,814)	5,281,177	(5,359,079)
Net income (loss) available to common shareholders	$7,944,816	$(4,343,878)	$(11,466,521)	$(25,076,848)

Basic income (loss) per common share
Continuing operations	$0.12	$(0.07)	$(0.31)	$(0.43)
Discontinued operations, net of tax	$0.01	$(0.03)	$0.10	$(0.12)
Basic income (loss) per common share	$0.13	$(0.10)	$(0.21)	$(0.55)

Diluted income (loss) per common share
Continuing operations	$0.11	$(0.07)	$(0.31)	$(0.43)
Discontinued operations, net of tax	$0.01	$(0.03)	$0.10	$(0.12)
Diluted income (loss) per common share	$0.12	$(0.10)	$(0.21)	$(0.55)

Shares used in computing earnings per share
Basic	61,348,508	45,554,841	53,963,617	45,494,235
Diluted	64,605,326	45,554,841	53,963,617	45,494,235

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020

(UNAUDITED)

Nine Months Ended September 30, 2021
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non-controlling Interest	Total Equity
Balance on January 1, 2021	45,554,841	$45,555	419,859	$420	—	$—	$94,569,674	$(90,008,778)	$1,317,878	$5,924,749
Exercise of options	22,992	23	—	—	—	—	(23)	—	—	—
Exercise of B1 warrants	1,079,753	1,080	—	—	—	—	2,756,877	—	—	2,757,957
Exchanges of Series B Preferred stock to common	2,359,494	2,359	—	—	—	—	4,114,570	630,321	—	4,747,250
Share based compensation expense	—	—	—	—	—	—	150,514	—	—	150,514
Conversion of Series B Preferred stock to common	638,224	638	—	—	—	—	1,977,856	—	—	1,978,494
Conversion of Series B1 Preferred stock to common	2,087,195	2,087	—	—	—	—	3,253,937	—	—	3,256,024
Dividends on Series B and B1	—	—	—	—	—	—	—	(372,183)	—	(372,183)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(223,727)	—	(223,727)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(373,748)	—	(373,748)
Net income	—	—	—	—	—	—	—	974,369	1,990,969	2,965,338
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(1,542,402)	(1,542,402)
Balance on March 31, 2021	51,742,499	$51,742	419,859	$420	—	$—	$106,823,405	$(89,373,746)	$1,766,445	$19,268,266
Exercise of options to common	505,376	505	—	—	—	—	229,007	—	—	229,512
Exercise of options to common- unissued	—	—	—	—	—	—	474,866	—	—	474,866
Leverage Lubricants contribution	—	—	—	—	—	—	—	—	(13,491)	(13,491)
Exercise of B1 warrants	156,792	157	—	—	—	—	1,634,409	—	—	1,634,566
Exercise of B1 warrants-unissued	—	—	—	—	—	—	1,185,831	—	—	1,185,831
Share based compensation expense	—	—	—	—	—	—	205,039	—	—	205,039
Conversion of Series A Preferred stock to common	28,257	28	(28,257)	(28)	—	—	—	—	—	—
Conversion of Series B Preferred stock to common	1,841,406	1,842	—	—	—	—	5,706,517	—	—	5,708,359
Conversion of Series B Preferred stock to common-unissued	—	—	—	—	—	—	759,983	—	—	759,983
Conversion of Series B1 Preferred stock to common	5,634,889	5,635	—	—	—	—	8,784,782	—	—	8,790,417
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(283,555)	—	(283,555)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(388,245)	—	(388,245)
Net loss	—	—	—	—	—	—	—	(19,374,569)	3,417,907	(15,956,662)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(3,111,743)	(3,111,743)
Balance on June 30, 2021	59,909,219	$59,909	391,602	$392	—	$—	$125,803,839	$(109,420,115)	$2,059,118	$18,503,143
Exercise of options to common	1,267,472	1,268	—	—			1,481,119	—	—	1,482,387
Exercise of options to common- unissued	—	—	—	—	—	—	2,925	—	—	2,925
Exercise of B1 warrants	1,575,918	1,576	—	—	—	—	9,361,053	—	—	9,362,629
Conversion of Series B Preferred stock to common	245,156	245	—	—	—	—	(245)	—	—	—
Conversion of Series A Preferred stock to common	6,001	6	(6,001)	(6)	—	—	—	—	—	—
Leverage Lubricants contribution	—	—	—	—	—	—	—	—	2,260	2,260
Distribution from VRM LA	—	—	—	—	—	—	—	—	(169,368)	(169,368)
Share based compensation expense	—	—	—	—	—	—	257,073	—	—	257,073
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(414,690)	—	(414,690)
Net loss	—	—	—	—	—	—		8,359,506	2,285,010	10,644,516
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	$(2,328,905)	$(2,328,905)
Balance on September 30, 2021	63,003,766	$63,004	385,601	$386	$—	$—	$136,905,764	$(101,475,299)	$1,848,115	$37,341,970

Nine Months Ended September 30, 2020
	Common Stock		Series A Preferred		Series C Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non- controlling Interest	Total Equity
Balance on January 1, 2020	43,395,563	$43,396	419,859	$420	—	$—	$81,527,351	$(59,246,514)	$777,373	$23,102,026
Purchase of shares of consolidated subsidiary	—	—	—	—	—	—	(71,171)	—	—	(71,171)
Share based compensation expense	—	—	—	—	—	—	163,269	—	—	163,269
Adjustment of carrying amount of non-controlling interest	—	—	—	—	—	—	9,091,068	—	—	9,091,068
Conversion of Series B1 Preferred stock to common	2,159,278	2,159	—	—	—	—	3,366,315	—	—	3,368,474
Dividends on Series B and B1	—	—	—	—	—	—	—	(344,499)	—	(344,499)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(932,003)	—	(932,003)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(10,966,349)	—	(10,966,349)
Net income	—	—	—	—	—	—	—	2,788,860	(398,609)	2,390,251
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	517,877	517,877
Balance on March 31, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,076,832	$(68,700,505)	$896,641	$26,318,943
Share based compensation expense	—	—	—	—	—	—	156,539	—	—	156,539
Dividends on Series B and B1	—	—	—	—	—	—	—	(360,217)	—	(360,217)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(539,235)	—	(539,235)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,381,889)	—	(1,381,889)
Net income (loss)								(8,997,638)	109,165	(8,888,473)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(127,044)	(127,044)
Balance on June 30, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,233,371	$(79,979,484)	$878,762	$15,178,624
Share based compensation expense	—	—	—	—	—	—	171,149	—	—	171,149
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	—	—	(1,287,559)	—	(1,287,559)
Dividends on Series B and B1	—	—	—	—	—	—	—	(591,777)		(591,777)
Accretion of discount on Series B and B1	—	—	—	—	—	—	—	(29,157)		(29,157)
Net income	—	—	—	—	—	—	—	(2,435,385)	480,215	(1,955,170)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	—	—	(306,251)	(306,251)
Balance on September 30, 2020	45,554,841	$45,555	419,859	$420	—	$—	$94,404,520	$(84,323,362)	$1,052,726	$11,179,859

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020 (UNAUDITED)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities
Net income (loss) before adjustment for non-controlling interest	$(2,346,808)	$(8,453,392)
Income (loss) from discontinued operations, net of tax	12,464,445	(5,323,630)
Income (loss) from continuing operations	(14,811,253)	(3,129,762)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities, net of acquisitions
Stock based compensation expense	612,626	490,958
Depreciation and amortization	439,653	375,790
Gain on forgiveness of debt	(4,222,000)	—
Loss on sale of assets	1,927	124,090
Bad debt expense	629,791	(9,875)
Increase (decrease) in fair value of derivative warrant liability	11,380,122	(1,844,369)
Loss (gain) on commodity derivative contracts	2,204,606	(4,489,355)
Net cash settlements on commodity derivatives	(1,998,707)	5,484,734
Amortization of debt discount and deferred costs	37,500	47,826
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable and other receivables	(1,513,058)	206,352
Inventory	(911,980)	1,008,343
Prepaid expenses and other current assets	(3,232,253)	(1,186,023)
Accounts payable	3,184,965	1,729,129
Accrued expenses	1,203,283	(1,207,230)
Other assets	(699,999)	(581,534)
Net cash used by operating activities	(7,694,777)	(2,980,926)
Cash flows from investing activities
Acquisition of business, net of cash	2,058	(1,822,690)
Internally developed software	—	(49,229)
Purchase of fixed assets	(1,060,039)	(642,186)
Deposit for Refinery Purchase	(10,000,000)	—
Proceeds from sale of fixed assets	74,991	36,465
Net cash used in investing activities	(10,982,990)	(2,477,640)
Cash flows from financing activities
Payments on finance leases	(91,893)	(93,438)
Proceeds from exercise of options and warrants to common stock	6,492,759	—
Distributions to noncontrolling interest	(169,368)	—
Contributions received from noncontrolling interest and redeemable noncontrolling interest	2,260	21,000,000
Line of credit (payments) proceeds, net	(166,129)	—
Proceeds from note payable (includes proceeds from PPP note)	10,078,115	7,992,346
Payments on note payable	(3,778,589)	(12,601,976)
Net cash provided by financing activities	12,367,155	16,296,932

Discontinued operations:
Net cash provided (used) by operation activities	11,014,236	4,370,152
Net cash used in investing activities	(3,168,865)	(3,527,980)
Net cash provided (used) by financing activities	(317,226)	(227,259)
Net cash provided by discontinued operations	7,528,145	614,913

Net change in cash, cash equivalents and restricted cash	1,217,533	11,453,279
Cash, cash equivalents, and restricted cash at beginning of the period	10,995,169	4,199,825
Cash, cash equivalents, and restricted cash at end of period	$12,212,702	$15,653,104

SUPPLEMENTAL INFORMATION
Cash paid for interest	$843,523	$812,887
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Exchanges of Series B Preferred Stock into common stock	$4,747,250	$—
Conversion of Series A Preferred Stock into common stock	$34	$—
Conversion of Series B Preferred Stock into common stock	$8,446,836	$—
Conversion of Series B1 Preferred Stock into common stock	$12,046,441	$3,368,474
Accretion of discount on Series B and B1 Preferred Stock	$507,282	$1,500,395
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$(258,138)	$1,296,493
Option exercised	$650	$—
Equipment acquired under finance leases	$—	$1,017,638
Initial adjustment of carrying amount redeemable noncontrolling interests	$—	$9,091,068
Accretion of redeemable noncontrolling interest to redemption value	$1,176,683	$13,635,797

The following summarized financial information has been segregated from continuing operations and reported as Discontinued Operations for the three and nine months ended September 30, 2021, and 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$36,950,919	$21,422,320	$104,956,817	$65,364,581
Cost of revenues (exclusive of depreciation shown separately below)	26,867,718	15,861,769	71,860,804	51,622,468
Depreciation and amortization attributable to costs of revenues	1,294,157	971,258	3,803,216	3,175,134
Gross profit	8,789,044	4,589,293	29,292,797	10,566,979
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	4,938,494	4,697,503	15,099,782	13,792,598
Depreciation and amortization expense attributable to operating expenses	455,953	681,209	1,367,859	1,593,115
Total Operating expenses	5,394,447	5,378,712	16,467,641	15,385,713
Income (loss) from operations	3,394,597	(789,419)	12,825,156	(4,818,734)
Other income (expense)
Other income (expense)	—	—	—	101
Interest expense	(116,099)	(137,514)	(360,711)	(504,997)
Total other income (expense)	(116,099)	(137,514)	(360,711)	(504,896)
Income (loss) before income tax	3,278,498	(926,933)	12,464,445	(5,323,630)
Income tax benefit (expense)	—	—	—	—
Income (loss) from discontinued operations, net of tax	3,278,498	$(926,933)	$12,464,445	$(5,323,630)

Consolidated Continued and Discontinued Operations Reconciliations of Free Cash Flow and Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

	For the Three Months Ended		For the Trailing Twelve Months
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net income (loss)	$10,644,516	$(1,955,170)	$(5,289,591)	$(7,081,302)
Add (deduct):
Interest Income	—	—	—	(226)
Interest Expense	468,686	234,671	1,210,020	1,544,221
Depreciation and amortization	1,903,821	1,796,031	7,452,630	6,990,643
EBITDA	13,017,023	75,532	3,373,059	1,453,336

Add (deduct):
Other income	—	—	(4,222,000)	—
Loss (gain) on change in value of derivative warrant liability	(11,907,413)	(256,587)	11,585,687	(1,025,130)
Unrealized (gain) loss on derivative instruments	147,223	(514,302)	131,935	782,867
Stock-based compensation	257,073	171,149	777,781	660,307
Adjusted EBITDA *	$1,513,906	$(524,208)	$11,646,462	$1,871,380

Net cash provided by (used in) operating activities	(1,726,758)	(2,360,983)	1,891,878	6,882,457
Deduct: capital expenditures	(2,499,355)	(2,643,787)	(7,714,172)	(4,790,309)
Free cash flow	(4,226,113)	(5,004,770)	(5,822,294)	2,092,148

* EBITDA, Adjusted EBITDA, and free cash flow are non-GAAP financial measures. EBITDA represents net income before interest, taxes, depreciation and amortization for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities for continued and discontinued operations. Free cash flow represents net cash provided by (used in) operating activities for continued and discontinued operations, less capital expenditures for continued and discontinued operations. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. See also “Use of Non-GAAP Financial Measures”, above.